Exhibit 99.1

MSC Industrial Announces Agreement with Jacobson/Gershwind Family to Exchange High-Vote Stock and Eliminate Dual Class Share Structure

Reclassification Simplifies Equity Capital Structure and Enhances Corporate Governance

Agreement Results from Comprehensive Assessment of Reclassification Options and Dialogue with Shareholders

Includes Alignment of Voting Rights and Commitment to Further Board Independence

MELVILLE, NY and DAVIDSON, NC, June 21, 2023 - MSC Industrial Direct Co. (NYSE: MSM), "MSC", or the "Company", a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services, today announced that, based on the recommendation of a Special Committee composed entirely of independent directors, its Board of Directors has approved, and will recommend to shareholders for approval, the reclassification of the Company’s equity structure, including the elimination of the Company’s Class B Common Stock which is held by the Jacobson/Gershwind family and entities affiliated with the family.

Under the terms of the reclassification agreement, each outstanding share of the Company’s high-voting Class B shares (10 votes per share) will be exchanged for 1.225 Class A shares (1 vote per share) in stock. The agreement follows the Jacobson/Gershwind family’s previously disclosed proposal to exchange each Class B share for 1.35 Class A shares.

The Company expects to realize a number of beneficial voting and governance changes as a result of the reclassification, including:

•	Limitations on family voting. The Jacobson/Gershwind family has agreed to limit its voting to 15% of shares outstanding, and any shares it owns in excess of 15% will be voted pro rata with the votes of the unaffiliated Class A shareholders. The Jacobson/Gershwind family will remain MSC’s largest shareholder following the reclassification, owning approximately 21% of the Company’s Class A shares. The Jacobson/Gershwind family will also be subject to standstill and lock-up provisions.

•	Enhancements to governance. The Company will adopt a majority of the shares outstanding standard (replacing the current required 2/3 vote) to approve significant transactions and a majority of the votes cast standard for uncontested Board elections.

•	Further enhancing Board independence. The Board intends to add a new independent director to the Board.

•	Active capital allocation. The Company’s Board of Directors will explore a share repurchase to offset dilution from the proposed transaction.

The Special Committee issued the following statement regarding the agreement: “Following rigorous review and analysis with the assistance of independent financial and legal advisors, and dialogue with shareholders, we believe this reclassification is in the best interests of the Company and MSC shareholders. MSC’s corporate governance will be enhanced by aligning the voting rights and financial interests of all shareholders. We also expect this action will broaden the appeal of our shares to include investors with a preference for companies without dual class share structures. MSC remains well positioned for the future as we continue delivering against our strategic initiatives and targets.”

Mitchell Jacobson, Chairman of the Board of Directors, on behalf of the Jacobson/Gershwind family said: “We are pleased that the Board supports eliminating MSC’s dual class share structure which we believe will align the Company’s corporate governance profile with current best practices for the benefit of all shareholders. Our family remains enthusiastic about the future of MSC and looks forward to continuing as significant shareholders in the Company as we have since it was founded in 1941.”

The Company will be seeking shareholder approval of the reclassification at a special meeting of shareholders, to be held following effectiveness of a registration statement to be filed with the Securities and Exchange Commission. In addition to other shareholder votes required by law, the proposed reclassification is also subject to approval by the holders of a majority of the unaffiliated Class A shares.

A complete description of the reclassification and the reclassification agreement will be included in the proxy statement for the special meeting. The Company will announce details of the special meeting as soon as it is determined.

Evercore is serving as financial advisor and Kirkland & Ellis LLP is serving as legal counsel to the Special Committee of the MSC Board of Directors. Greenhill & Co. is serving as financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel to the Jacobson/Gershwind family. Moore & Van Allen PLLC is serving as legal counsel to MSC.

About MSC Industrial Supply Co.

MSC Industrial Supply Co. (NYSE: MSM) is a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with approximately 2.3 million products, inventory management and other supply chain solutions, and deep expertise from more than 80 years of working with customers across industries. Our experienced team of approximately 7,000 associates works with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling, and optimizing for a more productive tomorrow. For more information on MSC Industrial, please visit mscdirect.com.

Contact Information

Bryan Locke, Monique Sidhom
FGS Global
MSC@FGSGlobal.com

515 Broadhollow Road, Suite 1000, Melville, New York 11747 | 525 Harbour Place Drive, Davidson, North Carolina 28036 | mscdirect.com

Cautionary Note Regarding Forward-Looking Statements:

Statements in this press release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about the future impact of COVID-19 on our business operations, results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth, profitability and return on invested capital, are forward-looking statements. The words “will”, “may”, “believes”, “anticipates”, “thinks”, “expects”, “estimates”, “plans”, “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. In addition, any statements which refer to expectations, projections or other characterizations of future events or circumstances, statements involving a discussion of strategy, plans or intentions, statements about management’s assumptions, projections or predictions of future events or market outlook and any other statement other than a statement of present or historical fact are forward-looking statements. The inclusion of any statement in this press release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on our business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements.

These risks and uncertainties include, but are not limited to, the following: the reclassification proposal, including projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on MSC’s business and future financial and operating results and capital structure following the closing of the proposed reclassification and the closing date for the proposed transaction, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond MSC’s control. These factors include, among other things, (1) failure to receive the requisite approvals of MSC’s shareholders necessary to achieve the reclassification; (2) any other delays with respect to, or the failure to complete, the reclassification; (3) the ultimate outcome of any litigation matter related to the reclassification, (4) the ability to recognize the anticipated benefits of the reclassification, (5) MSC’s ability to execute successfully its strategic plans, and (6) the effect of the announcement or the consummation of the proposed reclassification on the market price of the capital stock of MSC. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere. Additional information concerning risks that could cause actual future performance or events to differ from current expectations are described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the United States Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

IMPORTANT ADDITIONAL INFORMATION

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. MSC intends to file with the SEC a Registration Statement on Form S-4, which will contain a proxy statement/prospectus in connection with the proposed reclassification. SHAREHOLDERS OF MSC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free copy of the proxy statement/prospectus (when available), as well as other filings containing information about MSC, without charge, at the SEC’s website, www.sec.gov, and on MSC’s Investor Relations website at https://investor.mscdirect.com/.

515 Broadhollow Road, Suite 1000, Melville, New York 11747 | 525 Harbour Place Drive, Davidson, North Carolina 28036 | mscdirect.com

PARTICIPANTS IN THE SOLICITATION

The directors and executive officers of MSC and other persons may be considered participants in the solicitation of proxies from shareholders in connection with the proposed transaction. Information regarding MSC’s directors and executive officers is available in MSC’s most recent proxy statement, dated December 15, 2022, for the Annual Meeting of Shareholders held on January 25, 2023, which was filed with the SEC on December 12, 2022, and MSC’s other filings with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be contained in the proxy statement/prospectus when it becomes available.

515 Broadhollow Road, Suite 1000, Melville, New York 11747 | 525 Harbour Place Drive, Davidson, North Carolina 28036 | mscdirect.com